Exhibit A

Series of the Trust

Series	Effective Date
Multi-Asset Diversified Income Index Fund (MDIV)	August 10, 2012
First Trust NASDAQ Technology Dividend Index Fund (TDIV)	August 10, 2012
First Trust S&P International Dividend Aristocrats ETF (FID)	August 16, 2013
First Trust Nasdaq BuyWrite Income ETF (FTQI)	January 7, 2014
First Trust BuyWrite Income ETF (FTHI)	January 7, 2014
First Trust Rising Dividend Achievers ETF (RDVY)	January 7, 2014
First Trust Dorsey Wright Momentum & Dividend ETF (DDIV)	February 24, 2014
First Trust RBA American Industrial Renaissance™ ETF (AIRR)	February 24, 2014
First Trust Dorsey Wright Focus 5 ETF (FV)	March 4, 2014
First Trust Dorsey Wright International Focus 5 ETF (IFV)	July 17, 2014
First Trust Dorsey Wright Dynamic Focus 5 ETF (FVC)	March 8, 2016
First Trust Nasdaq Oil & Gas ETF (FTXN)	August 30, 2016
First Trust Nasdaq Food & Beverage ETF (FTXG)	August 30, 2016
First Trust Nasdaq Bank ETF (FTXO)	August 30, 2016
First Trust Nasdaq Transportation ETF (FTXR)	August 30, 2016
First Trust Nasdaq Pharmaceuticals ETF (FTXH)	August 30, 2016
First Trust Nasdaq Semiconductor ETF (FTXL)	August 30, 2016
First Trust S-Network E-Commerce ETF (ISHP) (fka First Trust Nasdaq Retail ETF)	August 30, 2016
Emerging Markets Equity Select ETF (RNEM)	June 16, 2017
First Trust SMID Capital Strength ETF (FSCS) (fka Mid Cap US Equity Select ETF (RNMC)	June 16, 2017
First Trust SMID Growth Strength ETF (FSGS) (fka Small Cap US Equity Select ETF (RNSC)	June 16, 2017
First Trust SMID Cap Rising Dividend Achievers ETF (SDVY)	October 31, 2017
First Trust Indxx Innovative Transaction & Process ETF (LEGR)	January 23, 2018
First Trust Nasdaq Artificial Intelligence and Robotics ETF (ROBT)	February 12, 2018
First Trust Dorsey Wright DALI 1 ETF (DALI)	May 11, 2018
First Trust Dorsey Wright Momentum & Value ETF (DVLU)	August 30, 2018
First Trust Dorsey Wright Momentum & Low Volatility ETF (DVOL)	August 30, 2018
First Trust International Developed Capital Strength ETF (FICS)	December 14, 2020
First Trust S-Network Streaming & Gaming ETF (BNGE)	May 24, 2021
First Trust Indxx Medical Devices ETF (MDEV)	June 21, 2021
First Trust S&P 500 Diversified Dividend Aristocrats ETF (KNGZ) (fka US Equity Dividend Select ETF – RNDV)	October 2, 2023
First Trust Bloomberg Shareholder Yield ETF (SHRY) (fka Large Cap US Equity Select ETF (RNLC)	March 1, 2024
First Trust Bloomberg R&D Leaders ETF (RND)	April 26, 2024
First Trust S&P 500 Economic Moat ETF (EMOT)	June 26, 2024
First Trust New Constructs Core Earnings Leaders ETF (FTCE)	September 27, 2024
First Trust Small Cap BuyWrite Income ETF (FTKI)	February 20, 2025
First Trust Balanced Income ETF (FTBI)	May 27, 2025
First Trust RBA Deglobalization ETF (DGLO)	July 31, 2025
First Trust International Rising Dividend Achievers ETF (IDVY)	February 3, 2026